EXHIBIT 5

                          Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                           Washington, D.C. 20006-1608
                                 (202) 776-7800



                                  July 17, 1998



Zions Bancorporation
Suite 1380
One South Main
Salt Lake City, Utah  84111

Gentlemen:

         We have acted as counsel to Zions Bancorporation ("Zions") in connection with the Agreement and Plan of Reorganization dated as of May 8, 1998, among Kersey Bancorp (the "Company"), Independent Bank (the "Bank"), Zions, Val Cor Bancorporation, Inc. ("Val Cor"), and Vectra Bank Colorado, National Association (successor-in-interest to Bank Colorado, National Association) ("Vectra Bank"), a related Agreement of Merger between the Company and Val Cor, and a related Agreement of Merger between the Bank and Vectra Bank (collectively, the "Plan of Reorganization"), whereby the Company will be merged into Val Cor, with Val Cor being the surviving corporation (the "Holding Company Merger") and the Bank will be merged into Vectra Bank, with Vectra Bank being the surviving entity (the "Bank Merger"; the Holding Company Merger and the Bank Merger being referred to herein collectively as the "Reorganization"). Upon consummation of the Reorganization, the holders of the outstanding shares of Company Common Stock will receive in the aggregate up to 684,466 shares (the "Shares") of Zions Common Stock, no par value ("Zions Common Stock"). Upon the Effective Date of the Reorganization, the shares of Company Common Stock will be canceled and immediately converted into the right of holders of Company Common Stock to receive, in exchange for each share of Company Common Stock, that number of shares of Zions Common Stock calculated by dividing the Purchase Price (as defined in the Plan of Reorganization) by the Average Closing Price (as defined), and by further dividing the number so reached by the number of shares of Company Common Stock issued and outstanding as of the Effective Date of the Reorganization.

         We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the



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Zions Bancorporation
July 17, 1998
Page 2



Shares into which outstanding Company Common Stock will be converted upon effectiveness of the Reorganization. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined, among other things:

         (1)      an executed copy of the Plan of Reorganization;

         (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;

         (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on April 24, 1998, including resolutions approving the Plan of Reorganization and the issuance of the Shares; and

         (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

         We have assumed for the purpose of this opinion that:

         (1) the Plan of Reorganization has been duly and validly authorized, executed, and delivered by the Company and the Bank to the extent they are parties thereto and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

         (2) the Reorganization will be consummated in accordance with the terms of the Plan of Reorganization; and

         (3) all documents which must be submitted and filed with government authorities to effectuate the Reorganization will be so submitted and filed and all government approvals required by ss. 3.1 of the Plan of Reorganization shall have been obtained.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.



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Zions Bancorporation
July 17, 1998
Page 3



         Based upon the foregoing, we are of the opinion that the Shares to be issued by Zions as described in the Registration Statement, when and to the extent issued in accordance with the terms of the Plan of Reorganization, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                              Very truly yours,

                                              /s/ DUANE, MORRIS & HECKSCHER LLP